Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 28, 2019, with respect to the financial statements of White Cliffs Pipeline, L.L.C. included in the Annual Report of SemGroup Corporation on Form 10-K for the year ended December 31, 2018, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

May 15, 2019